UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2019

TRANSBIOTEC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53316	26-0731818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 N. Tustin Ave., Suite 225 Santa Ana, CA 92705 (Address of principal executive offices) (zip code)

(949) 285-9454 (Registrant’s telephone number, including area code)

______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

As disclosed in our Current Report on Form 8-K filed with the Commission on November 6, 2018, on October 29, 2018, we entered into a non-binding Letter of Intent (“LOI”) with First Capital Holdings, LLC (“FCH”), under which we could potentially acquire certain assets related to robotics equipment from FCH in exchange for shares of our common stock equal to 60% of our then outstanding common stock on a fully-diluted basis. The LOI is subject to various conditions that must be met in order for the parties to close the transaction and had deadlines for certain events to occur to close the transaction. On March 6, 2019, the parties entered into an Amendment No. 1 to the LOI in order to extend certain dates in the LOI, namely: (i) the date for the parties to complete initial due diligence was moved to March 29, 2019, (ii) the date for the parties to execute definitive agreements related to the transaction was moved to March 22, 2019, and (iii) the date to close the transaction was moved to May 31, 2019 (the “Amendment No. 1”).

The description of the Amendment No. 1 set forth in this report is qualified in its entirety by reference to the full text of that document, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Amendment No. 1 to Letter of Intent dated March 6, 2019 by and between First Capital Holdings, LLC and TransBiotec, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransBiotec, Inc.
a Delaware corporation

Dated: March 12, 2019	By:	/s/ Charles Bennington
Charles Bennington
	Its:	President

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